Exhibit 21.1

List of Subsidiaries of Allegion plc as of December 31, 2025
Subsidiary	Jurisdiction of Formation
AD Solutions, Inc.	United States
AG Management Limited	United Arab Emirates
Allegion (Australia) Pty Ltd.	Australia
Allegion (Hong Kong) Limited	Hong Kong
Allegion (Ireland) Finance Designated Activity Company	Ireland
Allegion (Malaysia) SDN. BHD.	Malaysia
Allegion (New Zealand) Limited	New Zealand
Allegion (Southeast Asia) Pte. Ltd.	Singapore
Allegion (Thailand) Limited	Thailand
Allegion (UK) Limited	United Kingdom
Allegion Access Technologies LLC	United States
Allegion B.V.	Netherlands
Allegion Canada Access Inc.	Canada
Allegion Canada Inc.	Canada
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Denmark A/S	Denmark
Allegion Deutsche Holding GmbH	Germany
Allegion Digital Solutions LLC	United States
Allegion EMEA BV	Belgium
Allegion German Holding I GmbH	Germany
Allegion German Investments GmbH	Germany
Allegion Hardware de Mexico, S. de R.L. de C.V.	Mexico
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion Investments (Switzerland) AG	Switzerland
Allegion Investments (UK) Limited	United Kingdom
Allegion Investments Holding LLC	United States
Allegion Irish Holding Company IV Limited	Ireland
Allegion Irish Holding Company Limited	Ireland
Allegion Korea Inc.	Korea
Allegion LLC	United States
Allegion Lux Financing III S.à.r.l	Luxembourg
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Management (DIFC) Limited	United Arab Emirates
Allegion Netherlands B.V.	Netherlands
Allegion NV	Belgium
Allegion Panama, S. de R.L.	Panama
Allegion S&S Lock Holding Company Inc.	United States
Allegion Security Technologies (CHINA) Co., LTD.	China
Allegion Services Group LLC	United States
Allegion US Holding Company Inc.	United States
Allegion US Holding II LLC	United States

Exhibit 21.1

Allegion US Holding III Inc.	United States
Allegion Ventures LLC	United States
AM Finance Holding Limited	Malta
AM Finance I Limited	Malta
AM Finance II Limited	Malta
Armadillo Metal Coatings Limited	United Kingdom
AXA Stenman Deutschland GmbH	Germany
AXA Stenman France S.A.S.	France
AXA Stenman Holding B.V.	Netherlands
AXA Stenman Poland Sp Z.O.O	Poland
Boss Door Controls Limited	United Kingdom
Bricard S.A.S	France
Brisant Secure Ltd.	United Kingdom
Builders Brass Works de Mexico, S.A. de C.V.	Mexico
Cisa Cerraduras S.A.	Spain
Cisa S.p.A.	Italy
Deseo Locking Systems Limited	United Kingdom
ELATEC GmbH	Germany
Elatec Inc.	United States
ELATEC Middle East Trading FZE	United Arab Emirates
ELATEC Singapore Pte. Ltd	Singapore
ELATEC Technology (Shenzhen) LLC	China
Electronic Technologies Corporation USA	United States
Ella Beteiligungs GmbH	Germany
Ella Holdings GmbH	Germany
ELT AquiCo GmbH	Germany
ELT TopCo GmbH	Germany
FDM by UAP Limited	United Kingdom
Fire and Security Hardware Pty Limited	Australia
Gainsborough Hardware Industries Limited	Australia
Harrow Industries LLC	United States
Gatewise Incorporated	United States
Harrow Products (Delaware) LLC	United States
Harrow Products LLC	United States
Interflex Datensysteme Gesellschaft m.b.H.	Austria
Interflex Datensysteme GmbH	Germany
Isonas, Inc.	United States
Kingswinford Locks Holdings Ltd	United Kingdom
Krieger Specialty Products LLC	United States
Lemaar Pty Limited	Australia
Maher London Ltd	United Kingdom
Montajes Electrónicos Dorcas, S.L.	Spain
Multifamily Access Control LLC	United States
Normbau GmbH	Germany
Nova Hardware Pty Limited	Australia
Novas Group Vietnam Company Limited	Vietnam
Nter Now, LLC	United States

Exhibit 21.1

Pin & Tumbler Studio LLC	United States
plano solutions gmbh	Germany
Recognition Systems LLC	United States
Republic Doors and Frames, LLC	United States
Rocky Point Ventures Inc.	United States
S&S Lock Indemnity (Barbados) Limited	Barbados
S&S Lock Insurance (Arizona) Company	United States
Schlage de Mexico S.A. de C.V.	Mexico
Schlage Lock Company LLC	United States
SesamSec GmbH	Germany
SimonsVoss Technologies AB	Sweden
SimonsVoss Technologies BV	Netherlands
SimonsVoss Technologies GmbH	Germany
SimonsVoss Technologies Limited	United Kingdom
SimonsVoss Technologies SAS	France
SOSS Asia Pte Ltd	Singapore
Technical Glass Products DMCC	United Arab Emirates
Technical Glass Products, Inc.	United States
TGP Canada Enterprises, ULC	Canada
TGP International, Inc.	United States
Trelock Asia Pacific Limited	Hong Kong
Trelock GmbH	Germany
Triangle Brass Mfg. Co. Inc.	United States
UAP Group Limited	United Kingdom
UAP Holdings Limited	United Kingdom
UAP Limited	United Kingdom
UAP Services Limited	United Kingdom
Unicel Architectural Corp	Canada
Waitwhile, Inc.	United States
Yonomi, LLC	United States
Zero Seal Systems Limited	United Kingdom